
                                                                   Exhibit 10.11



                              AGREEMENT OF SUBLEASE

                              ALL METRO AIDS, INC.,

                                    Sublessor

                                      with

                       NASSAU COMMUNITY NEWSPAPERS, INC.,

                                   Sublessee.



33 Atlantic Avenue
Lynbrook, New York







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                                TABLE OF CONTENTS

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ARTICLE 1 DEMISED PREMISES........................................................................................1

ARTICLE 2 LENGTH OF TERM..........................................................................................2

ARTICLE 3 RENT....................................................................................................3

ARTICLE 4 SECURITY................................................................................................5

ARTICLE 5 USE.....................................................................................................6

ARTICLE 6 OPERATION OF BUSINESS...................................................................................7

ARTICLE 7 LAWS, WASTE OR NUISANCE.................................................................................8

ARTICLE 8 SIGNS, AWNINGS AND CANOPIES.............................................................................8

ARTICLE 9 ASSIGNMENT AND SUBLETTING...............................................................................9

ARTICLE 10 REPAIRS...............................................................................................10

ARTICLE 11 MECHANIC'S LIENS......................................................................................11

ARTICLE 12 UTILITIES.............................................................................................12

ARTICLE 13 TAXES.................................................................................................12

ARTICLE 14 COMMON AREAS..........................................................................................13

ARTICLE 15 INDEMNITY.............................................................................................14

ARTICLE 16 INSURANCE.............................................................................................15

ARTICLE 17 CONDEMNATION..........................................................................................17

ARTICLE 18 BANKRUPTCY OR OTHER DEFAULT...........................................................................18

ARTICLE 19 DESTRUCTION...........................................................................................24

ARTICLE 20 Sublessee's INSTALLATIONS AND ALTERATIONS.............................................................25

ARTICLE 21 Sublessor's IMPROVEMENTS..............................................................................26

ARTICLE 22 ACCESS TO PREMISES....................................................................................27

ARTICLE 23 EXCAVATION............................................................................................27

ARTICLE 24 SUBORDINATION.........................................................................................27

ARTICLE 25 ESTOPPEL CERTIFICATES.................................................................................28

ARTICLE 26 ATTORNMENT............................................................................................29

ARTICLE 27 QUIET ENJOYMENT.......................................................................................29

ARTICLE 28 FORCE MAJEURE.........................................................................................30

ARTICLE 29 END OF TERM...........................................................................................30

ARTICLE 30 HOLDING OVER..........................................................................................30
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ARTICLE 31 NO WAIVER.............................................................................................31

ARTICLE 32 NOTICES...............................................................................................31

ARTICLE 33 RECORDING.............................................................................................32

ARTICLE 34 SEVERABILITY..........................................................................................32

ARTICLE 35 BROKER'S COMMISSIONS..................................................................................32

ARTICLE 36 PROVISIONS BINDING, ETC...............................................................................33

ARTICLE 37 ENTIRE AGREEMENT, ETC.................................................................................33

ARTICLE 38 RULES AND REGULATIONS.................................................................................34

ARTICLE 39 LIMITATION OF LIABILITY...............................................................................35

ARTICLE 40 SATELLITE DISH........................................................................................35

ARTICLE 41 OPTION TO EXTEND THE TERM.............................................................................36

ARTICLE 42 ENVIRONMENTAL MATTERS.................................................................................37

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                                   RECAP SHEET

1.       Commencement Date:

2.       Termination Date:

3.       Basic Annual Rent:

4.       Tax Percentage:

5.       Common Area Percentage:

6.       Security Deposit:

7.       Use:

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                                    EXHIBITS

A.       Copy of Master Lease

B.       Demised Premises.

C.       Work Letter.

D.       Common Area

                                    SUBLEASE

         AGREEMENT OF SUBLEASE, made this _____ day of 1999, by and between ALL METRO AIDS, INC., a N.Y. Corporation with offices at 50 Broadway, New York (the Sublessor") and NASSAU COMMUNITY NEWSPAPERS, INC., with offices at 216 East 2nd Street, Mineola, New York 11501 (the "Sublessee")

                                   ARTICLE 1
                                DEMISED PREMISES

         WHEREAS, by lease dated _________, 1999, between 33 ATLANTIC AVENUE ASSOCIATES, LLC as Landlord (the "Landlord") and All Metro Aids, Inc. as Tenant, a copy of which is attached hereto as Exhibit "A" and made a part hereof (the "Lease"), Landlord leased to Tenant 23,000 feet, the entire building, (the "Demised Premises") located at 33 Atlantic Avenue, New York (the "Building"); and

         WHEREAS, Sublessor and Sublessee desire to enter into a Sublease for part of the Premises upon the terms, covenants and conditions contained herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto covenant and agree as follows:

         Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, on the terms, covenants and conditions hereinafter provided, the Premises having approximately 5,000 square feet of second floor area of the building (all square footages are measured from the center lines of common walls, and from the exterior of any walls not shared by Sublessee in common with others, and shall not include mezzanines, or basements, except as specifically provided herein).

         For identification purposes only, the boundaries and location of the demised premises are defined in "red" on a diagram of the Building which is attached hereto and made a part hereof and marked Exhibit "B".

         Landlord represents that the Demised Premises represent (22%) percent of the Building. Sublessee's Proportionate Share or Pro Rata Share, wherever said term is used herein shall be deemed to be 22% (22 per cent)

         The Basic Annual Rent and Sublessee's percentage of the Building has been determined. If it shall be determined that the Demised Premises contains more or less than 5,000 square feet or that the Building shall contain more or less than 24,699 square feet, the Basic Annual Rent and Proportionate Share shall be recomputed to reflect such new state of facts and Sublessor and

Sublessee shall execute an Amendment of this lease reflecting such new state of facts.

         Sublessee shall, during the term hereof, have the right, together with other Sublessees in the Building, their guests and invitees to utilize the Common Areas on a "first come first serve" basis subject to the rules and regulations promulgated by Sublessor and subject to the further terms hereof.

                                   ARTICLE 2
                                 LENGTH OF TERM

         A. The term of this sublease shall be for a period of seven (7) years following the last day of the month in which the Rent Commencement Date occurs. The Rent Commencement Date shall be the first day of the month after Sublessor gives Sublessee written notice that Sublessor has substantially completed the work to be done by Sublessor as set forth on Exhibit "C"; a Certificate of Completion or Occupancy for this Demised Premises is received; or Sublessee takes possession whichever, is first. If Sublessor gives said notice (at least seven days) prior to the first of the month, the basic rent and additional rent shall be prorated on a per diem basis and Sublessor shall forward a rent payment the product of the number of days to the end of the month multiplied by the per diem rent. Sublessor will give Tenant a thirty (30) day basic rent concession to be credited against any per diem rent due to Sublessor prior to the rent commencement date and the rent due after rent commencement date. Sublessor's Work shall be done at Sublessor's sole cost and expense and shall be substantially completed on or about the first day of February, 2000.

         The term "substantially completed" as used herein shall mean so completed as to allow Sublessee to commence and complete unimpeded the installation of Sublessee's fixtures in the demised premises even though there may be minor insignificant finishing details of work to be completed by Sublessor.

         B. Sublessee shall have the right, on all of the terms and conditions of this Sublease except for the payment of rent or other charges after the execution of this Sublease and prior to the Rent Commencement Date, whenever Sublessee shall deem it appropriate to enter the Demised Premises to inspect the same, to make such improvements thereto as it shall have the right to make and install therein fixtures, equipment, supplies and other property provided that any such entry and the making of any such improvements and installations can be done without unreasonably hampering the performance of Sublessor's work. No such entry by Sublessee shall be deemed an acceptance of the Demised Premises. Prior to the Rent Commencement Date, while Sublessee may be making improvements or installations in the Demised Premises as hereinabove provided, Sublessee shall be in the Demised Premises solely at its own risk.

         C. The term "Sublease Year" wherever the same is used in this sublease shall be deemed to mean a period of twelve consecutive months after the Rent Commencement Date except that if the term of this Sublease shall commence on a date other than the first day of a month, the first Sublease Year shall end on the first anniversary of the last day of the month in which the Rent Commencement Date occurs and each succeeding Sublease Year shall end on the

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anniversary date of the last day of the first Sublease Year, and the Basic Rent and additional charges shall be pro-rated for the first month of the Sublease.

                                   ARTICLE 3
                                     RENT

         3.1 BASIC ANNUAL RENT.

         Commencing on the "Rent Commencement Date", Sublessee shall pay to the Sublessor at the address of the Sublessor hereinabove set forth or at such other place as Sublessor may designate to Sublessee by notice, a Basic Annual Rent, as hereafter provided, which shall be paid on the first day of each and every month during the term hereof, without notice, demand, offset or abatement, except as specifically set forth herein:

         A. The Basic Annual Rent for the first Sublease Year shall be $61,286.00 Dollars, payable in equal monthly installments of $5,107.17 Dollars each.

         B. The Basic Annual Rent for the second Sublease Year shall be $64,286.00 Dollars, payable in equal monthly installments of $5,357.17 Dollars each.

         C. The Basic Annual Rent for the third Sublease Year shall be $67,436.00, payable in equal monthly installments of $5,619.67 Dollars each.

         D. The Basic Annual Rent for the fourth Sublease Year shall be $70,743.50, payable in equal monthly installments of $5,895.29 Dollars each.

         E. The Basic Annual Rent for the fifth Sublease Year shall be $74,216.37 payable in equal monthly installments of $6,184.70 Dollars each.

         F. The Basic Annual Rent for the sixth Sublease Year shall be $77,862.90, payable in equal monthly installments of $6,488.58 Dollars each.

         G. The Basic Annual Rent for the seventh Sublease Year shall be $81,691.74, payable in equal monthly installments of $6,807.65 Dollars each.

         Sublessor acknowledges receipt of the first full month's rent due hereunder from the Sublessee upon the signing of this Sublease. In the event that the Rent Commencement Date shall be a date other than the first day of a month, Sublessee shall pay to the Sublessor within ten (10) days after the Rent Commencement Date, the Basic Annual Rent pro-rated from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date occurs.

         3.2 TAXES Throughout the term of this sublease, as Additional Rent, Sublessee shall pay to the Sublessor Sublessee's Proportionate Share of the Real Estate Taxes as provided in Article "13", hereinafter referred to as "Sublessee's TAX PERCENTAGE".

         Within ten (10) days after Sublessor renders a bill there for, after the commencement of this sublease, Sublessee shall pay to the Sublessor a sum representing Sublessee's TAX PERCENTAGE of any prepaid taxes for the period from the Commencement Date to the end of the then current tax period. Together with such payment, Sublessee shall pay to the Sublessor a sum which when taken together with the monthly payments as hereinafter set forth will be equal to Sublessee's TAX PERCENTAGE at the time that the next tax bill on the Building shall be due and payable and thereafter Sublessee shall pay to the Sublessor one-twelfth of Sublessee's TAX PERCENTAGE times the taxes imposed against the Building, each month, together with the payment of Basic Annual Rent. If at the time any tax bill shall become due and the amounts theretofore paid by Sublessee shall be less than Sublessee's TAX PERCENTAGE times such amount Sublessee shall make up the difference to the Sublessor within ten (10) days after Sublessor renders a bill to Sublessee, therefore. If the Sublessee's TAX PERCENTAGE times the amount of such bill shall be less than the amounts theretofore deposited, any overpayment shall be applied towards the next payments of taxes to be paid by Sublessee hereunder. During the first and last Sublease Year taxes shall be apportioned so that Sublessee shall only pay Sublessee's Tax Percentage attributable to the portion of the Tax period within the sublease term.

         3.3 OPERATING COSTS. Throughout the term of this sublease, Sublessee shall pay to the Sublessor, as Additional Rent, as hereinafter provided, Sublessee's Proportionate Share of the Operating Costs of the Building.

         For the purposes of this sublease, Operating Costs shall mean:

               A. The total annual costs and expenses commercially reasonable and in good faith incurred by Sublessor incurred in operating and maintaining the Common Area, including but not limited to gardening and landscaping; premium cost for all of the insurance which Sublessor may carry applicable to The Building; repair, maintenance, re-surfacing and restriping of the parking lot; normal repair and, maintenance of the common areas including lighting, parking lot lights if any, common sanitary facilities, removal or relocation and or sanding (or "salting") of snow or ice, removal of trash, rubbish, garbage and other refuse; costs of Sublessor's utilities such as electricity and water; utility lines, sanitary and storm sewer lines and culverts and under ground drainage facilities and systems; security cost and traffic control and policing; maintenance contracts for sprinkler, alarm, or other systems servicing the entire building.

               B. Sublessee or its agent shall have the right at reasonable time not to exceed once a year during business hours and on reasonable notice to Sublessor to examine that portion of Sublessor's books and records having to do with Sublessor's calculation of its Operating Costs and the actual invoices, bills, statements etc. underlying such operation costs and to make copies of same, all at its own cost and expense.

         Sublessee shall pay to the Sublessor on the first day of the month next following the date that Sublessor shall deliver to Sublessee a statement showing the actual Operating Costs for the Building, Sublessee's Proportionate Share of such Operating Costs.

         In the alternative Sublessor may render to Sublessee a statement as to the Operating Costs for the Building for the preceding calendar year and within fifteen (15) days after receipt of such statement Sublessee shall pay to Sublessor one-twelfth of Sublessee's Proportionate Share of said Operating Costs times the number of months elapsed from the commencement of the then current calendar year to the date of such statement and thereafter Sublessee shall pay to Sublessor one-twelfth of its Proportionate Share of said Operating Costs together with the monthly Basic Annual Rent until Sublessor has furnished Sublessee a new updated statement as to actual Operating Costs. In the event Sublessee has overpaid or underpaid Sublessor any Operating Costs as shown by Sublessor's statement, the same shall be adjusted. In the event Sublessee has underpaid, Sublessee shall, within ten (10) days of such statement, pay to Sublessor the amount of such underpayment. In the event Sublessee has overpaid, the amount of the overpayment shall be applied against the next monthly Operating Costs coming due under this sublease, in the event that the over payment by the Sublessee exceeds five percent (5%) the Sublessor will pay Sublessee the reasonable cost of the examination pursuant to this Article.

         3.4 ADDITIONAL RENT. All of the sums payable by the Sublessee pursuant to provisions `3.2', and `3.3' above, and all other sums payable by the Sublessee pursuant to any provision of this Sublease, shall be deemed Additional Rent, and if no specific time period is set forth in this sublease for the payment of same, shall be paid to the Sublessor within ten (10) business days after Sublessor renders a bill therefor and the Sublessor shall have the same remedies for nonpayment thereof as the remedies for the nonpayment of Basic Annual Rent.

         3.5 LATE CHARGE. If any Rent or Additional Rent is not paid within five
(5) business days of the due date thereof Sublessee shall pay to the Sublessor in addition to the Basic Annual Rent and/or additional rent due a sum equal to five (5%) percent of the amount of such delinquent payment in consideration of Sublessor's additional bookkeeping and administrative expenses in connection with the collection thereof. Said amount to be paid together with the payment of the late Rent and/or Additional Rent.

                                    ARTICLE 4
                                    SECURITY

         4.1 Sublessee has deposited with Sublessor the sum of $10,000.00 as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this sublease; it is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this sublease, including, but not limited to, the payment of Basic Annual Rent and

Additional Rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Basic Annual Rent and Additional Rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this sublease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiencies accrued before or after summary proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this sublease, the security shall be returned to Sublessee after the date fixed as the end of the sublease and after delivery of entire possession of the Demised Premises to Sublessor. In the event of a sale of the land and building or leasing of the building, of which the Demised Premises form a part, Sublessor shall have the right to transfer the security to the vendee or lessee and the Sublessor shall upon acknowledgment of receipt of the security deposit by such transferee be deemed resubleased by Sublessee from all liability for the return of such security as long as the transferee assumes the Sublessor's obligation under this Article and the terms and conditions of this Agreement, and Sublessee agrees to look to the new Sublessor solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         4.2 Sublessor agrees that it will hold Sublessee's security in an interest-bearing account and will remit to Sublessee the interest earned thereon annually within sixty (60) days of the end of each Sublease Year. (Sublessor shall have the right, instead however, to make the remission of interest to Sublessee within sixty (60) days of the end of each calendar year.)


                                    ARTICLE 5
                                       USE

         5.1 Sublessee shall use the Demised Premises solely for the purpose of offices for the use of the publication of newspapers and all accessory uses or for any other general office purposes. TENANT shall not use or permit or suffer the use of the Demised Premises for any other purpose.

         5.2 The foregoing provisions shall be of the essence of this Agreement, it being understood that the same has been negotiated so as to effect a compatible Sublessee mix as determined by the Sublessor and Sublessee understands that any deviation from the above stated use may be injurious to the Building as a whole and Sublessee agrees that it will cease and desist from any activities in the Demised Premises not in keeping with the above-stated use. Sublessee agrees that in addition to all other remedies of the Sublessor contained in this sublease, in the event Sublessee shall deviate from the above-stated use, Sublessor shall be entitled to an immediate injunction, either prohibiting Sublessee from carrying on activities not included in the above stated use or compelling Sublessee to use the Demised Premises for the purposes set forth above.

         5.3 So long as Sublessee shall not be in material uncured default beyond any applicable cure period, Sublessor shall not rent any other portion of the Building to any other Sublessee whose business is the same or competitive with Sublessee's business.

                                   ARTICLE 6
                              OPERATION OF BUSINESS

         6.1 Sublessee does hereby represent, covenant and agree that Sublessee shall:

               A. Keep the Demised Premises and exterior and interior portions of windows, doors and all glass or plate glass fixtures in a neat, clean, sanitary and safe condition; Sublessee shall not place any signs, posters or pictures on the exterior facade of the Demised Premises; except for professionally prepared signs previously approved by the MUNICIPAL AUTHORITIES HAVING JURISDICTION;

               B. Neither solicit business nor distribute advertising matter in the Common Areas;

               C. Not place any weight upon the floors which shall exceed seventy-five (75) pounds per square foot unless Sublessor's architect has certified that the slab floor, with or without a steel plate as the architect has determined to sustain the additional weight without damage to the floor.

               D. Sublessee shall not permit the sale or display of any
                  pornographic material, nor shall Sublessee make use of the same in any advertising;

               E. Not use or permit the use of any portion of the Demised
                  Premises for any illegal activity nor any activity of a type which is not generally considered appropriate for the Building.

         Any violation of any of the foregoing provisions contained in this Article "6" shall be deemed a default under this Sublease and Sublessor shall in addition to all other right and remedies granted the Sublessor hereunder, in the event of a default, have the right to an immediate injunction to compel Sublessee to cease violating any of the foregoing provisions.

         6.2 In the event Sublessee shall cease conducting business in the Demised Premises for reasons other than casualty or eminent domain taking for a period in excess of ninety (90) consecutive days, Sublessor shall have the right to terminate this Sublease at any time thereafter while Sublessee is closed for business by Sublessor giving written notice of its termination, and said Sublease will terminate fifteen (15) days from the date of said notice. Sublessee will deliver the Demised Premises pursuant to the terms of this Sublease and pay any and all Additional Rent or other charges due and owing, prorated to the date of termination (except for casualty, eminent domain renovation).

                                    ARTICLE 7
                             LAWS, WASTE OR NUISANCE

         7.1 Sublessee shall, at its own cost and expense:

               A. Comply with the certificate of occupancy, all governmental laws, ordinances, orders, notices and regulations affecting the Demised Premises now in force or which hereafter may be in force arising out of Sublessee's use or manner of use of the Demised Premises.

               B. Comply with and execute all rules, regulations and
                  requirements of the Board of Fire Underwriters, Sublessor's insurance companies and other organizations establishing rates applicable to Sublessee's use or manner of use of the Demised Premises.

               C. Not suffer, permit or commit any waste or nuisance, in the
                  Demised Premises or any other portion of the Building; and,

               D. Not commit any act which shall be a nuisance to any other
                  Sublessee in the Building nor to any abuttee of the Building.

               E. Not violate any "exclusive" given to any other Sublessee in the Building of which the Sublessee has received notice.

               F. Sublessor will obtain and provide Sublessee with a valid
                  Certificate of Completion for the Demised Premises. If a valid Certificate of Completion is not obtained by February 1, 2000, Sublessee may terminate this Agreement, unless the Certificate of Completion is not issued as a result of any work or improvement made by Sublease.

                                   ARTICLE 8
                           SIGNS, AWNINGS AND CANOPIES

         8.1 Sublessee may purchase identification signs for the exterior of the Demised Premises of a size, color and design previously approved in writing by Sublessor, and Sublessee shall install them at a place designated by Sublessor. Other than the foregoing, Sublessee shall not place or suffer to be placed or maintain any sign, upon or outside the Demised Premises or in the Building; without first obtaining Sublessor's written approval and consent in each instance. If Sublessor shall deem it necessary to remove any sign in order to paint or to make any repairs, alterations or improvements in or upon the Demised Premises or any part thereof, Sublessor shall have the right to do so, provided the same be removed and replaced by Sublessor at Sublessor's expense unless the reason therefor shall have been occasioned by fault of Sublessee, in which event the cost shall be paid by Sublessee. Sublessor shall have the right, with or without notice (without notice only in an emergency) to Sublessee, to remove any signs (paper or otherwise) installed by Sublessee in violation of this Article and to charge Sublessee the reasonable cost of such removal without liability of Sublessor to Sublessee for such removal. Sublessee shall promptly upon execution hereof furnish to Sublessor a diagram of Sublessee's sign for Sublessor's approval. If Sublessor approves such sign, permission to erect such sign shall not be forthcoming until and unless the Village of Lynbrook shall have approved the same.

                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

         9.1 Sublessee shall not assign, mortgage or encumber this sublease, in whole or in part, or sublet all or any part of the Demised Premises without the prior written consent of Sublessor which consent shall not be unreasonably withheld or delayed. Such assignment or sublet may be for any lawful purpose including the permitted uses described in section 5.1 provided in Sublessor's reasonable judgment, such proposed other use will not violate the provisions of section 5.2.

         9.2 Sublessor may consider the following and any further or any other factors which Sublessor deems relevant in determining whether or not to consent to such action:

               A. The financial ability of the proposed assignee or Sublessee as may be reflected, in part, by financial statements submitted to Sublessor and by a credit check which shall be conducted by Sublessor as against the proposed assignee or Sublessee and the individual principals thereof; and

               B. The past experience of the proposed assignee or sub-Sublessee and/or the principals thereof in the ownership and operation of a business similar to the business conducted at the Demised Premises permitted under the provision of Article 5.1 herein.

         9.3 The provisions of this Article concerning assignment and subletting shall apply to any assignee, Sublessee or any one holding the premises through the Sublessee and must be complied with for each and every assignment and/or subletting of all or any portion of the Demised Premises.

         9.4 The consent by Sublessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law or by means of a sale of 50% or more of Sublessee's corporate stock shall not include the assignment of this Sublease to the parent corporation of Sublessee, News Communication Inc. or other subsidiary of the parent company. If this sublease be assigned or if the Demised Premises or any part thereof be occupied by anybody other than Sublessee, Sublessor may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, under Sublessee or occupant as Sublessee and shall not be deemed a waiver of any default by Sublessee in complying with the provisions of this Article "9".

         9.5 Notwithstanding any non-approved assignment or assignment for which consent is not required, sublease and any guaranty thereof, Sublessee shall remain fully liable and shall not be released from performing any of the terms of this sublease.

         9.6 Any and all assignments shall be subject to the following:

               A. At the time of making such assignment, there is no default under any of the agreements, terms, covenants and conditions hereof on the part of the Sublessee to be performed.

               B. The Sublessor, after consent, shall receive written notice of such assignment and the effective date thereof within ten (10) days after the execution and delivery of such assignment.

               C. Such assignment shall be in writing, duly executed and
                  acknowledged by the Sublessee in proper form for recording.

               D. Such assignment shall include the then unexpired balance of the term of this Sublease.

               E. A duplicate original of such assignment shall be delivered to the Sublessor within ten (10) days after the execution and delivery thereof.


                                   ARTICLE 10
                                     REPAIRS

         10.1 Sublessor shall not be required to make any Repairs, or replacements except during the term of this sublease Sublessor will, at its own sole cost and expense, make all structural repairs to the foundation, exterior walls, window system, excluding glass and roof unless same are made necessary by any acts or omissions to act of Sublessee, its agents, employees or contractors. Sublessor shall make repairs made necessary by acts or omissions to act of Sublessee, its agents, servants and/or employees and will charge Sublessee the cost of such repairs.

         10.2 Sublessee shall, at its own cost and expense, take good care of, paint, and make all other necessary repairs to the interiors of the Demised Premises, and the fixtures and equipment therein and appurtenances thereto, including the glass in windows, doors and entrances, store fronts, signs, floor covering, interior walls, partitions, ceilings, lighting, heating, and cooling system which services the existing Demised Premises. All parts of the interior of the Demised Premises shall be painted or otherwise decorated by Sublessee periodically as reasonably necessary to keep the Demised Premises in good order and repair.

         10.3 Sublessee agrees to keep and maintain in good condition the electrical, cooling and heating equipment in and/or servicing the Demised Premises and keep in force a standard maintenance agreement on all heating and air-conditioning equipment in and/or serving the Demised Premises and provide a copy of said maintenance agreement to Sublessor, which agreement shall provide for regular inspection and maintenance servicing at regular intervals. "Repairs", as used in this sublease, shall mean all repairs, replacements,, alterations, additions and betterments; provided however that if replacement of the HVAC system shall be necessary during the last two years of the term or extended term as the case may be of this sublease, the cost of such replacement shall be prorated over the useful life of such replacement, with the Sublessee paying for the cost allocated to the portion of the useful life between the date of installation and the end of the term or extended term and Sublessor paying the cost of the balance of the useful life. All contracts between Sublessee and others for installations, maintenance and repairs and alterations involving the Demised Premises, including maintenance agreements, shall be subject to Sublessor's reasonable approval.

         10.4 In the event Sublessee shall:

               A. Refuse or neglect to make Repairs or otherwise fails to perform any of Sublessee's work or maintenance obligations hereunder; or,

               B. Refuse or fail to adequately maintain the exhaust and
                  ventilating systems in the Demised Premises; or,

               C. Refuse or fail to regularly provide for exterminating services in the Demised Premises;

               Then, and in those events:


               Sublessor shall have the right, but shall not be obligated, to make such Repairs or perform any such costs on behalf of and for the account of Sublessee. In such event, such work shall be paid for by Sublessee as Additional Rent within ten (10) days upon receipt of a bill therefore from Sublessor.

The provision of paragraph C shall be included in the Subleases of Sublessees occupying all of the space in the Building. If any other Sublessee has a problem with the infestation of vermin and fails to perform its obligation to exterminate the vermin, Sublessor shall treat the infestation in such other Sublessee's space and the cost of such treatment shall not be considered an Operating Cost.

                                   ARTICLE 11
                                MECHANIC'S LIENS

11.1 Should any mechanic's or other liens be filed against the Demised Premises or any part thereof by reason of Sublessee's acts or omissions or because of a claim against Sublessee, or any other party acting for or on behalf of Sublessee, Sublessee shall cause the same to be canceled and discharged of record by bond or other wise within 60 days after notice from Sublessor. If Sublessee shall fail to discharge such lien within the aforesaid 60 day period, Sublessor may pay the same or cause the same to be discharged of record and charge any expenses incurred by the Sublessor, in connection therewith, to Sublessee as Additional Rent to be paid within ten (10) days of notice from Sublessor specifying the amount thereof. The Sublessee does hereby indemnify and does hereby hold the Sublessor harmless and agrees to pay to the Sublessor, upon demand, any costs, expenses, fees, disbursements or other monies which shall reasonably be paid by the Sublessor in connection with the bonding of any such lien, including reasonable attorneys fees, and the defense of any action brought to foreclose the lien. In the event Sublessor shall be required to post security in order to obtain any bond, Sublessee shall immediately, upon demand by the Sublessor, pay to the Sublessor the equivalent value of any such security so that the same may be substituted in lieu of the security posted by the Sublessor.

                                   ARTICLE 12
                                    UTILITIES

         12.1 All utilities including gas, electric and water will be separately metered directly to the Demised Premises. It will be Sublessee's responsibility to establish accounts with the utility providing such service and pay said bill for them. Sublessee will be responsible for all deposits and/or meter fees charged by the utility.

         12.2 Sublessor shall not be liable in the event of any interruption in the supply of any utilities caused by the utility company. Sublessee shall not install any equipment which shall exceed or overload the capacity of any utilities servicing the Demised Premises. If any equipment installed by Sublessee shall require additional utility facilities, the same shall be installed at Sublessee's expense in accordance with plans and specifications to be approved in writing by Sublessor. Sublessee shall be solely responsible for and shall promptly pay all charges for use or consumption of electricity, gas, water and any sewer charges or any other utility services. Sublessor reserves the right to designate that party which will be responsible for rubbish removal and Sublessee hereby agrees that it will contract with or pay its pro rata share, to such entity except that, in the event Sublessor installs a garbage compacting or dumpster unit within the Building, Sublessee agrees to use such compacting unit and any reasonable use fees therefor thereof shall be included in Operating Costs. Use fees shall not include any part of the cost of the installation of such garbage compacting or dumpster unit.

                                   ARTICLE 13
                                      TAXES

         13.1 Sublessee shall pay to Sublessor Sublessee's Tax Percentage as set forth in Section `3.2' hereof, of all real estate taxes which may be levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements in the Building. "Real Estate Taxes" shall be deemed to mean all City, County, School, Town and Village taxes, and any and all other real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, all of which taxes, assessments and other governmental levies and charges are deemed an "Imposition" or "Impositions" which are assessed, levied, confirmed, imposed or become due and payable out of or for or become a lien upon the Building during the term of this sublease, except for interest, penalties or similar charges resulting from late payment and by Sublessor. If at any time during the term of this sublease, under the laws of the State or any political subdivision thereof in which the Demised Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed by said State or political subdivision against the Building or the Basic Rent expressly reserved hereunder, as a substitute in whole or in part, or in addition to taxes assessed or imposed by said State or political subdivision on land and buildings or on land or buildings such tax or excise on rents or other tax shall be deemed to be an "Imposition" as defined in this Article.

         A tax bill covering the Land and Building of which the Demised Premises is a part submitted by Sublessor to Sublessee shall be conclusive evidence of the amount of taxes assessed or levied as well as the items taxed. Sublessor shall, if permitted by law, make installment payments of any assessments levied against the Building, and in such event Sublessee's Tax Percentage shall be based upon the installment thereon paid by Sublessor applicable to each Sublease Year. Sublessor shall have the sole, absolute and unrestricted right to contest the validity or amount of the assessed valuation for Real Estate Taxes of the Building and to settle any contest, proceeding or action upon whatever terms Sublessor may, in its sole discretion, determine. In the event of any refund of taxes, Sublessor shall, provided Sublessee is not then in default of any of the terms of this sublease, remit such proportion of the refund as shall be allocable to payments of taxes actually made by Sublessee, only to the extent tax savings exceed costs, expenses and reasonable attorneys' fees incurred in obtaining such refund. In the event that Sublessor shall obtain a reduction of taxes but there shall be no refund and Sublessor is obligated to pay to its attorneys or other parties effectuating such reduction a fee equal to a portion of the amount of reduction, then in the year following such reduction, Sublessee shall in addition to paying Sublessee's Tax Percentage, pay to the Sublessor an amount equal to Sublessee's Tax Percentage times the amount of such fees provided, however, that the amount to be paid by Sublessee shall not exceed the amount Sublessee would have paid had the tax reduction not been obtained. All taxes and Impositions shall be paid by Sublessee to Sublessor as provided for in Section `3.2' hereof.

                                   ARTICLE 14
                                  COMMON AREAS

         14.1 The "Common Areas" shall mean that part of the Building marked on Exhibit D annexed on which no building is constructed for the sale of merchandise or the rendition of services to the general public. The Common Area shall include, but not necessarily be limited to, all areas and space provided by Sublessor for the common or joint use and benefit of all Sublessees in the Building, their employees, agents, customers and other invitees, including parking areas, access roads, driveways, sidewalks and curbs, passageways on all levels, retaining walls, landscaped areas, pedestrian walks, outside courts and curb cuts. The Common Areas shall also include the outside of all buildings including outside walls, roofs, foundations and structural steel and which is not intended to be subleased to a specific Sublessee.

         The Common Areas and other facilities in or about the Building provided by Sublessor shall be subject to the exclusive control and management of Sublessor and shall be maintained by Sublessor. Sublessor shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location and arrangement of parking areas and other facilities provided the total number of spaces is not diminished; to build or designate parking facilities; to restrict parking by Sublessees, their officers, agents, and employees; to enforce parking charges (by operation of meters or otherwise); and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking. Sublessor shall operate and maintain the common facilities in such manner as Sublessor in its reasonable discretion shall determine, consistent with Sublessor's obligations hereunder and Sublessor shall have full right and authority to employ and discharge all personnel with respect thereto. If Sublessor shall designate an employee parking area or areas, Sublessee and its employees shall use only such areas for parking and Sublessee shall cooperate fully with Sublessor in enforcing this covenant.

                                   ARTICLE 15
                                   INDEMNITY

         15.1 Sublessee does hereby indemnify Sublessor and agree to hold it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury, property damage or economic loss arising from or out of any occurrence in, upon, at or from the Demised Premises (exclusive of Common Areas) or the occupancy or use by Sublessee of said premises or any part thereof, or occasioned wholly or in part by any act or omission of Sublessee, its agents, contractors, employees, servants, invitees, licensees or concessionaires, unless due to Sublessor's negligence or intentional acts.

Sublessor shall similarly indemnify Sublessee and hold it harmless from occurrences in the Building but outside the Demised Premises unless due to Sublessee's negligence or intentional acts.

         15.2 Sublessor shall not be responsible or liable at any time for any loss or damage to Sublessee's merchandise, equipment, fixtures or other personal property of Sublessee or to any loss or damage to either the person, property or business of Sublessee that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises, except as a result of Sublessor's negligence or intentional acts.

         15.3 Sublessor shall not be responsible or liable for any defects (except latent defects) in the Building, or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Sublessee or other persons, or to the Sublessee's business operations caused by or resulting from bursting, breakage, or by or from plumbing, sprinkler or other leakage, steam or snow or ice, seepage, or the overflow of water or sewerage in any part of said premises or for any injury or damage caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from the occupancy, construction, operation or use of any of said premises, building, machinery, apparatus, or equipment by any person or by or from the acts of or any negligence of any other occupant of the premises.

         15.4 Sublessee shall give prompt notice to Sublessor in case of fire or accidents in the Demised Premises or in the building of which the Demised Premises are a part of or of defects therein or in any fixtures or equipment.

         15.5 Sublessee shall pay all costs, expenses and reasonable attorneys' fees (based upon Sublessor's attorneys' normal hourly rate multiplied by the number of hours expended on the matter), that may be incurred or paid by Sublessor in enforcing the terms of this sublease. The provisions of this Article shall also apply to the period prior to the commencement of the term in the event that permission is given to Sublessee to do Sublessee's construction work and install its fixtures or personal property prior to the commencement of the term hereof. Sublessee shall have the same rights as Sublessor under this provision should the situation be reversed.

                                   ARTICLE 16
                                   INSURANCE

         16.1 Sublessee shall maintain at its own cost and expense:

         A. COMPREHENSIVE GENERAL LIABILITY INSURANCE covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount equal to Three Million ($3,000,000.00) Dollars for bodily injury, personal injury or death per occurrence, and Two Hundred Fifty Thousand Dollars with respect to damage to property by water or otherwise; such policy shall name the Sublessor (and the fee owner if different from the Sublessor) as an Additional Insured and shall provide that the policy may not be canceled or terminated without at least thirty days' written notice to Sublessor by the insurance company issuing such policy, and that no act or omission of the Sublessee shall invalidate such insurance as to the Sublessor;

         B. WORKMEN'S COMPENSATION AND EMPLOYERS LIABILITY INSURANCE in accordance with the laws of the State of New York; and,

         C. FIRE INSURANCE in an amount adequate to cover the cost of replacement by Sublessee of all improvements, fixtures and contents in the Demised Premises, which shall be an all risk policy, including extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage legal liability. Such policy shall name Sublessor and First Mortgagee, as their interest may appear, as named insureds. It is the intention of the parties that Sublessor and First Mortgagee's interest in such policy shall be:


               (i) to the extent that any improvements or installations made by or for Sublessee in the premises shall have become the property of the Sublessor; and,


               (ii) to insure that all improvements, fixtures and contents shall be replaced in the event of a casualty.


         D. Plate glass insurance covering the store front and all windows and doors in the Demised Premises, naming Sublessor as an additional insured.

         E. Sublessee shall further insure, at Sublessor's request, against any other peril generally insured against by a business of Sublessee's type operating in a similar sized and similar type Building.

    16.2

         A. Any insurance procured by Sublessee shall be issued by a company licensed to do business in the State of New York and rated "A" by BESTS RATING SERVICE or comparable rating.

         B. Sublessee shall deliver Certificates of Insurance covering the demised premises as hereinabove required to Sublessor promptly after the Commencement Date and a duplicate policy or Certificate of all renewals at least thirty days prior to the expiration of the existing policies.

         C. In the event Sublessee shall fail to obtain the insurance required pursuant to this Article then Sublessor, at its option, shall have the right to carry any or all of the Insurance hereinabove provided for, and in such event, the Sublessee agrees to reimburse the Sublessor for the entire cost of the same, or if Sublessor's policies shall cover more than the Demised Premises, Sublessee shall pay its proportionate share of the premium for such Insurance which proportionate share shall be determined by the insurance carrier issuing the said policy, the same to be paid for by Sublessee within ten (10) days after the Sublessor submits a bill to Sublessee for the said Insurance.


    16.3 Sublessor may carry the following Insurance on the Building:

         A. An all-risk fire, extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount to cover the replacement costs of the Demised Premises and all betterments and improvements installed therein, other than those to be insured by Sublessee pursuant to Section `16.1 C' above. In connection with any fire insurance carried by Sublessor, Sublessor may carry rent insurance insuring Sublessor against one year's loss Basic Annual Rent and Additional Rent resulting from any of the insured risks.

         B. Liability insurance covering the Building and umbrella policies to supplement the same, in commercially reasonable amounts. C. Such other insurance as Sublessor shall deem necessary or desirable provided that the same is then normally carried on similar first class Buildings and high class Shopping Malls, and such other insurance as may be required by the holder of any first mortgage on the Building.

    16.4 Sublessee shall pay to the Sublessor, as Additional Rent, within ten days after Sublessor renders a bill therefor, Sublessee's Proportionate Share of the premiums for all of the above insurance policies provided for in Subsection "B" hereof then carried by the Sublessor. Sublessor may, however, include said premium costs in the Operating Costs provided for in Article `3.3' hereof and in such event no separate bill shall be rendered to the Sublessee therefor.

    16.5 In the event that by reason of the uses to which TENANT shall put the Demised Premises or by reason of any other act or omission of the Sublessee, the Sublessor's insurance premiums shall be increased unless any such use or act is permitted by this sublease, Sublessee shall pay the total amount of any such premium increase.


    16.6 The parties each waive their rights of recovery against the other for loss or damage occurring to the Demised Premises to the extent the same is covered by the insurance carried by the other party, notwithstanding that such loss or damage may result from the negligence or fault of the culpable party and Sublessee does hereby waive its rights as aforesaid against any other Sublessee, provided Sublessee's Insurance carrier consents to such waiver without cost to Sublessee. Insurance policies required to be procured by either party shall contain a clause waiving any rights of subrogation against the other party.

                                   ARTICLE 17
                                  CONDEMNATION

    17.1 TOTAL. If the whole of the Demised Premises shall be acquired or taken by eminent domain for any public of quasi public use or purpose then this sublease and the terms herein shall cease and terminate as of the date title vests in such governmental entity as a result of such proceeding.

    17.2 PARTIAL: If any part of the Demised Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Sublessee for the original purposes intended (except for the amount of floor space) , then unless Sublessor shall substitute contiguous space equal to and equally suitable for the amount of space so taken, this sublease and the terms herein shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the premises unsuitable for the business of Sublessee, then this sublease shall continue in effect with no diminution in minimum rent if Sublessor shall have substituted contiguous space as aforesaid, and if contiguous space has not been so substituted, the minimum rent shall be reduced in the same proportion that the floor area of the Demised Premises taken bears to the original floor area demised. The Sublessor shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Demised Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work done by Sublessor in originally constructing said building, nor shall Sublessor in any event be required to spend for such work an amount in excess of the amount received by Sublessor as damages for the portion of the building constituting the Demised Premises so taken. "Amount received by Sublessor" shall mean that part of the award in condemnation which is free and clear to Sublessor of any collection by mortgagees for the value of the diminished fee and net of all costs in connection with the condemnation proceeding. Under no circumstances shall Sublessee be entitled to abatement of rent or application of proceeds of any award which relate to the taking of any land or building constituting any portion or all of the Building site.

    17.3 If more than twenty percent of the floor area of the Demised Premises shall be taken as aforesaid, Sublessor or Sublessee may, by written notice to the other, terminate this sublease, such termination to be effective as aforesaid.

    17.4 If this sublease is terminated as provided in this article, the Rent and Additional Rent shall be paid up to the date that possession is so taken by public authority and LAND LORD shall make an equitable refund of any Rent paid by Sublessee in advance.

    17.5 Sublessee may only make a claim in a condemnation proceeding for Sublessee's personal property, loss of business, equipment, movable fixtures and moving expenses. Sublessee may not make any claim for the unexpired portion of the sublease term.

                                   ARTICLE 18
                           BANKRUPTCY OR OTHER DEFAULT

    18.1 BANKRUPTCY OF Sublessee. (The term "Sublessee" as used in this section `18.1' shall include any Guarantor of this sublease).


         A. Events of Bankruptcy. The following shall be Events of Bankruptcy under this sublease:

               (i) Sublessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. 101 et seq. (the "Bankruptcy Code") or under the insolvency laws of New York State;

               (ii) The appointment of a Receiver or Custodian for any or all of Sublessee's property or assets;

               (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

               (iv) The filing of an involuntary petition against Sublessee as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or,

               (v) Sublessee's making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

               B.     Sublessor's Remedies.

               (i) Termination of Sublease. Upon the occurrence of an Event of Bankruptcy, Sublessor shall have the right to terminate this sublease by giving thirty days prior written notice to Sublessee, provided, however, that this Section `18.1(B) (i) shall have no effect while a case in which Sublessee is the subject debtor under the Bankruptcy Code is pending, unless Sublessee or its Trustee in Bankruptcy is unable to comply with the provisions of Sections `18.1(B) (v)' and `18.1(3) (vi)' below. If Sublessee or its Trustee is unable to comply with Sections `18.1(3)
                      (v)' and `18.1(B) (vi)' below, this sublease shall automatically cease and terminate, and Sublessee shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section `18.1(B) (i). Any other notice to quit, or notice of Sublessor's intention to reenter is hereby expressly waived. If Sublessor elects to terminate this sublease, everything contained in this sublease on the part of Sublessor to be done and performed shall cease without prejudice, subject however, to the right of Sublessor to recover from Sublessee all rent and any other sums accrued up to the time of termination or recovery of possession by Sublessor, whichever is later, and any other monetary damages or loss or reserved rent sustained by Sublessor.

                 (ii) Suit for Possession. Upon termination of this sublease pursuant to Section `18.1(B) (i)', Sublessor may proceed to recover possession under and by virtue of the provisions of the laws of the State of New York, or by such other proceedings, including reentry and possession, as may be applicable.

                (iii) Reletting of Premises. Upon termination of this sublease pursuant to Section `18.1(B) (i)', the Sublessor may, but is not obligated to relet the premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this sublease (and any of the costs, expenses or damages indicated below) shall not be realized by Sublessor, Sublessee shall be liable for all damages sustained by Sublessor, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in first class rentable condition. Sublessor, in putting the premises in good order or preparing the same for re-rental may, at Sublessor's option, make such alterations, repairs, or replacements in the premises as Sublessor, in Sublessor's sole judgement, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to resublease Sublessee from liability here under as aforesaid. Sublessor shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Sublessee be entitled to receive any excess, if any, or such net rent collected over the sums payable by Sublessee to Sublessor hereunder.

                 (iv) Monetary Damages. Any damage or loss of rent sustained by
                      Sublessor as a result of an Event of Bankruptcy may be recovered by Sublessor, at Sublessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this sublease or any renewal term (in which event Sublessee agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this sublease or any renewal term, in which event Sublessee agrees to pay Sublessor the difference between the present value of the rent reserved under this sublease on the date of breach, discounted at eight percent per annum, and the fair market value of the sublease on the date of breach. In the event Sublessee becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section `18.1(B) (iv)' may be limited by the limitations of damage provisions of the Bankruptcy Code.

                      (v) Assumption or Assignment by Trustee. In the event Sublessee becomes the subject debtor in a case pending under the Bankruptcy Code, Sublessor's right to terminate this sublease pursuant to this Section `18.1' shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this sublease. The Trustee shall not have the right to assume or assign this sublease unless the
                      Trustee:

                        (i) promptly cures all defaults under this sublease;

                       (ii) promptly compensates Sublessor for monetary damages
                            incurred as a result of such default; and,

                      (iii) provides adequate assurance of future performance
                            all of which shall be subject to the laws of the United States of America and the orders of direction of the Bankruptcy Court.

                       (iv) Adequate Assurance of Future Performance. Sublessor
                            and Sublessee hereby agree in advance that adequate assurance of future performance, as used in Section `18.1(B) (v)' above, shall mean that all of the following minimum criteria must be met:

                            (a) The Trustee must pay to Sublessor, at the time
                                the next payment of rent is then due under this sublease, in addition to such payment of rent, an amount equal to the next three months' rent due under this sublease, said amount to be held by Sublessor in escrow until either the Trustee or Sublessee defaults in its payment of rent or other obligations under this sublease (whereupon Sublessor shall have the right to draw upon such escrowed funds) or until the expiration of this sublease or renewal term (whereupon the funds shall be returned to the Trustee or Sublessee);

                            (b) The Sublessee or Trustee must agree to pay to
                                the Sublessor, at any time the Sublessor is authorized to and does draw on the funds escrowed pursuant to

                                Section `18.1 (B) (vi) (A)' above, the amount necessary to restore such escrow account to the original level required by said provision;

                            (c) Sublessee must pay its estimate pro rata share
                                of the cost of all services provided by
                                Sublessor (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Sublessee) in advance of the performance or provision of such services;

                            (d) The Trustee must agree that Sublessee's business
                                shall be conducted no lessor manner than before, and that no liquidating sales, auctions, or other nonconforming business operations shall be conducted on the premises;

                            (e) The Trustee must agree that the use of the
                                premises as stated in this sublease will remain unchanged;

                            (f) The Trustee must agree that the assumption or
                                assignment of this sublease will not violate or affect the rights of other Sublessees in the Building. All of which shall be subject to the laws of the United States of America and the orders of direction of the Bankruptcy Court.

                        (v) Failure to Provide Adequate Assurance. In the event
                            Sublessee is unable to:

                            (a) cure its defaults;

                            (b) reimburse Sublessor for its monetary damages;

                            (c) pay the rent due under this sublease, or any
                                other payments required of Sublessee under this sublease, on time (or within five days of the due date); or,

                            (d) meet the criteria and obligations imposed by
                                Section `18.1(B)' (vi) above, then Sublessee agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this sublease may be terminated by Sublessor in accordance with Section `18.1(B)
                                (i) above.

  18.2 Default of Sublessee.

         A. Events of Default. The following shall be Events of Default under this sublease:


               (i) Sublessee's failure to pay any monthly installment of Basic Annual Rent or Additional Rent, the amount of which has been ascertained, (as required in this sublease) within ten days after written notice from Sublessor that same is overdue.

               (ii) Sublessee's failure to make any other payment required under this sublease if such failure shall continue beyond the time period specified for the making of such payment, after notice of the amount of such payment is given to Sublessee by Sublessor. If no time period is specifically set forth within which Sublessee must make such payments, Sublessee shall be required to make such payment within ten (10) business days of Sublessor's notice to Sublessee of the amount of such payment.

               (iii) Sublessee's violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by Sublessee, if such violation of failure continues for a period of thirty (30)days after Sublessor's written notice thereof to Sublessee; provided, however, that if the violation or failure cannot be cured within thirty (30) days Sublessee shall commence the cure within such thirty day period and continue to diligently prosecute same

               (iv)     In the event that Sublessee:

                        (a) Fails to take possession within 30 days after notice
                            from Sublessor pursuant to Article "II"; or

                        (b) Should vacate, abandon or desert the Demises
                            Premises; or

         B. If an Event of Default as hereinabove specified in Section `18.2(A)' shall occur, and shall not be cured within the time period specified, if any, then:

               (i) Sublessor may give Sublessee a ten day notice of its intention to end the term of this sublease, and thereupon, at the expiration of said ten day period, this sublease shall expire as fully and completely as if that date were the date herein originally fixed for the expiration of the term, and Sublessee shall then quit and surrender the premises to the Sublessor but Sublessee shall continue to remain liable as hereinafter provided; or,

               (ii) Sublessor, without prejudice to any other right or remedy of Sublessor, held hereunder or by operation of law, and notwithstanding any waiver of any breach of a condition or event of default here under, may at its option following an event of default by Sublessor, following any notice and cure period, dispossess Sublessee and any legal representative or successor of Sublessee or other occupant of the premises by summary proceedings or other appropriate suit, action or proceeding and remove his, her or its effects and hold the Demised Premises as if this sublease had not been made; and Sublessee hereby expressly waives the service of notice of intention to reenter or to institute legal proceedings to that end.

  18.3

         A. Notwithstanding any such default, reentry, expiration and/or dispossession by summary proceeding or other action or proceeding, as provided in Paragraph `19.2(B)' above, Sublessee shall continue to be liable during the full period which would other wise have constituted the balance of the term hereof, and shall pay as liquidated damages at the same times as the Basic Annual Rent and Additional Rent and other charges that become payable under the terms hereof, together with reasonable attorneys' fees, a sum equivalent to the Basic Annual Rental and Additional Rental and other charges reserved herein (less only the net proceeds of reletting as hereinafter provided), and Sublessor may rent the Demised Premises either in the name of Sublessor or otherwise, reserving the right to rent the Demised Premises for a term or terms which may be less than or exceed the period which would otherwise have been the balance of the term of this sublease without releasing the original Sublessee from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, next to restoring the premises to a rentable condition, then to the payment of any brokerage commissions and legal fees in connection with the reletting of the Demised Premises and then to the payment of the Basic Annual Rent, Additional Rent and other charges due and to become due to Sublessor hereunder, together with reasonable legal fees of Sublessor therefor.

Notwithstanding any case or statutory law to the contrary, Sublessor shall have the duty to use its best efforts to relet the Demised Premises.

         B. Under any of the circumstances hereinbefore mentioned in which Sublessor shall have the right to hold Sublessee liable to pay Sublessor the equivalent of the amount of all the Basic Rent, Additional Rent and all other charges required to be paid by Sublessee less the net avails of reletting, if any, Sublessor shall have the election in place and instead of holding Sublessee so liable, forthwith to recover against Sublessee as damages for loss of the bargain and not as a penalty an aggregate sum which at the time of such termination of this sublease or of such recovery of possession of the premises by Sublessor, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Basic Rent, Additional Rent and all other charges payable by Sublessee here under that would have accrued for the balance of the term of this sublease then running in excess of the aggregate rental value of the Premises for the balance of such term.

  18.4

         A. WAIVER OF TRIAL BY JURY AND COUNTERCLAIM; VENUE;
            AND REDEMPTION

            Sublessor and Sublessee do hereby mutually agree to waive trial by jury in any action, proceeding or counterclaim brought by either Sublessor or Sublessee against the other with regard to any matters whatsoever arising out of or in any way connected with this sublease, the relationship of Sublessor and Sublessee, and Sublessee's use or occupancy of the Demised Premises, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this agreement, shall be brought in a court in Nassau County and all motions in any such action shall be made in Nassau County. Sublessee hereby expressly waives all rights of redemption as provided in 'SS'761 et sec of the Real Property Actions and Proceedings Law of the State of New York.

         B. Sublessee hereby agrees that in any action or summary proceeding brought by Sublessor for the recovery of Basic Annual Rent or Additional Rent, it will not interpose any counterclaim or setoff, but Sublessee may assert same in a separate action or proceeding.

                                   ARTICLE 19
                                   DESTRUCTION

    19.1 If the Demised Premises shall be partially damaged by any casualty insurable under any insurance policy which may be carried by Sublessor, Sublessor shall, upon receipt of the insurance proceeds, repair the Demised Premises to the condition and state in which said Demised Premises were when originally delivered by Sublessor to Sublessee under Article `2' herein. Sublessor shall restore all improvements made by Sublessee at Sublessee's cost and expense. The Basic Annual Rent and all Additional Rent shall be abated proportionately as to that portion of the Demised Premises rendered unsublesseeable.

    19.2 In the event that:


               A. By reason of any such occurrence the Demised Premises is rendered wholly untenantable; or,

               B. Should the Demised Premises be damaged as a result of a risk which is not covered by Sublessor's insurance; or,

               C. Should the Demised Premises be damaged in whole or in part during the last two years of the term or the last year of any renewal term hereof; or,

               D. Should the building of which the Demised Premises is a part (whether the Demised Premises are damaged or not) or all of the buildings which then comprise the Building be damaged to the extent of fifty percent or more of the monetary value thereof; or,

               E. Should any, or all of the buildings or common areas of the Building are damaged (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in the sole judgment of Sublessor, be operated as an integral unit;

         Then or in any of the aforementioned, Sublessor may either elect to commence repairing the damage or may cancel this sublease by notice of cancellation within ninety (90) days after the date of the casualty, and thereupon this sublease shall expire, and Sublessee shall vacate and surrender the Demised Premises to the Sublessor.

         Upon any of the Section 19.2 events, not repaired to make the Demised Premises usable within 180 days, Sublessee has the option to terminate the Lease.

    19.3 Sublessee's liability for rent upon any such termination of this sublease shall cease as of the day following the date of the casualty. In the event Sublessor elects to repair the damage insurable under Sublessor's policies, any abatement of rent shall end upon the date that the Sublessor shall have completed the restoration of the Demised Premises to a condition substantially similar to that in which they were immediately preceding the date of the occurrence. Unless this sublease is terminated by Sublessor, Sublessee shall re-fixture and restock the Demised Premises in a manner and at least a condition equal to that existing prior to its destruction or casualty, and the proceeds of all insurance carried by Sublessee on its property shall be held in trust by Sublessee for the purpose of said repair and replacement. All replacements of equipment or materials required to accomplish restoration and repair will be accomplished with equipment or materials of equal or better quality and conditions as existed prior to the casualty.


    19.4 Section 227 of the Real Property Law shall not be applicable to the agreement between the parties hereto and the provisions of this Article shall control all of the rights of the parties in the event of fire or other casualty to the Demised Premises.

                                   ARTICLE 20
                    Sublessee's INSTALLATIONS AND ALTERATIONS

    20.1 All equipment installed in the Demised Premises and all work performed by the Sublessee shall be installed or performed at Sublessee's own cost and expense, and Sublessee shall fully equip the Demised Premises with all comparable trade equipment, lighting fixtures, furniture, operating equipment, furnishings, fixtures, floor coverings and exterior signs and any other equipment necessary for the proper operation of Sublessee's business. Sublessee shall not do any construction work, decorating or alterations, nor shall Sublessee install any permanent equipment without first obtaining Sublessor's written approval and consent which consent shall not be unreasonably withheld. Sublessee shall present to Sublessor plans and specifications for such work at the time approval is sought. Sublessee shall not commence any such work without first delivering to the Sublessor a policy or policies of Workmen's Compensation, comprehensive general liability and property damage insurance, naming Sublessor as an additional insured, from any and all contractors and subcontractors working on the premises, with a hold harmless clause in favor of the Sublessor, with companies acceptable to the Sublessor, with commercially reasonable and customary limits. Any alterations, additions, improvements and fixtures installed or paid for by Sublessee upon the interior or exterior of the Demised Premises, other than unattached movable trade fixtures and decorations (except for vaults), shall upon the installation of same become the property of the Sublessor. Sublessee's work and installations shall not unduly impede or interfere with Sublessor's, or other Sublessee's work in other parts of the Building. Sublessee's work shall be subject to reasonable, non-discriminatory rules and regulations promulgated by Sublessor or its architect. No conflict shall be caused by Sublessee's work with any labor or union contract to which Sublessor, its contractors or subcontractors may be a party. Sublessor shall in its sole discretion, have the right to order Sublessee to terminate Sublessee's construction work at any time for good and sufficient cause. Upon notification from Sublessor to Sublessee to cease work, Sublessee shall remove from the premises all agents, employees and contractors of Sublessee forthwith, until such time as Sublessor shall have given its consent in writing, and Sublessee shall in connection therewith have no claim for damages of any nature whatsoever against Sublessor. In the event that Sublessee engages in the use or storing of inflammable or combustible materials, Sublessee shall comply with the rules of the fire insurance rating organization or any insurance company or companies insuring the Building, including the installation of chemical extinguishing devices such as Ansul, and shall keep these devices under service as required by the fire insurance rating organization; and shall also install a gas cutoff, if gas is used in the Demised Premises. If Sublessee fails to install said installations and fails to subscribe to the servicing of such installations, Sublessor shall have the, right to enter the Demised Premises to make necessary installations and charge the cost of such installations and the servicing thereof to Sublessee as Additional Rent. Nothing contained herein shall imply any consent or agreement on the part of Sublessor to subject Sublessor's estate to liability under any mechanic's or other lien law. Sublessee shall promptly furnish to Sublessor copies of all certificates and approvals with respect to Sublessee's work that may be required by any governmental authorities for the issuance of a Certificate of Occupancy or Certificate of Compliance or other governmental certification that the premises have been completed in accordance with any permits issued therefore.

         Sublessee shall not at any time during the term of this sublease have any through wall air-conditioning equipment nor shall Sublessee have any air-conditioning equipment on a pad outside of the Demised Premises. All air-conditioning for the premises shall be provided by means of roof type units as provided for in this sublease.

                                   ARTICLE 21
                            Sublessor's IMPROVEMENTS

         21.1 At any time or from time to time throughout the term of this sublease, Sublessor shall have the right to reasonably upgrade the Building and may, install new store fronts, sprinkler systems (if not already installed in the Demised Premises), or do other reasonable work to the Demised Premises or Building which Sublessor, in Sublessor's sole judgment, shall deem necessary or desirable the best interests of the Building as a whole or as is required by any law, regulation, notice or work order. Sublessor and its contractor will use its best efforts not to interfere with Sublessee's business during Sublessee's business hours. All such work shall be deemed capital improvements and shall not be included in Operating Costs.

                                   ARTICLE 22
                               ACCESS TO PREMISES

         22.1 Sublessor shall at its own expense, not includable in Operating Costs, replace, maintain and repair all utility equipment of any kind, including, without limitations, lines, ducts, pipes, conduits, wires, etc., in, upon or under the Demised Premises as may be necessary for the servicing of the Demised Premises and other portions of the Building. Sublessor shall also have the right to enter the Demised Premises, at all reasonable times with advance notice to Sublessee and due to the confidential nature of Sublessee's business and records, in Sublessees presence, if Sublessee so requires, to inspect or to exhibit the same to prospective purchaser, mortgagees, and Sublessees (during the last year of the Lease) and to make such repairs, additions, alterations or improvements as Sublessor may deem desirable. If Sublessee shall not be personally present to permit an entry into said premises when due to a serious emergency, an entry therein shall be required public officials trained to deal with such emergency (or Sublessor in the absence of such public officials) may enter the same by a master key or by the use of force without rendering Sublessor liable therefor (except to repair any damage to the entry point by reason of any forcible entry) and without in any manner affecting the obligation of this sublease. The provisions of this Article shall in no way be construed to impose upon Sublessor any obligation whatsoever for the maintenance or repair of the building or any part thereof except as otherwise herein specifically provided. During the six months prior to the expiration of this sublease or any renewal term, Sublessor may place upon the said premises "To Let" or "For Sale" signs which Sublessee shall permit to remain thereon.

                                   ARTICLE 23
                                   EXCAVATION

         23.1 If an excavation shall be made upon land adjacent to the Demised Premises, Sublessee shall permit the person authorized to enter upon said premises for the purpose of doing such work as such person deems necessary to preserve the wall or the building of which said premises form a part from damage and to support the same by proper foundations without any claim for damages or indemnification against Sublessor or abatement of rent.

                                   ARTICLE 24
                                  SUBORDINATION

         24.1 Sublessee agrees that this sublease and the Sublessee's interest herein shall be subordinate to any mortgage, deed of trust, ground or underlying sublease, or any method of financing or refinancing (including central heating and air-conditioning financing) now or hereafter placed against the land, and/or the Demised Premises and/or any and all of the buildings now or hereafter built or to be built in the Building by Sublessor (all of which are hereinafter collectively referred to as "Mortgage"); and to all renewals, modifications, replacements, refinancings, consolidations and extensions thereof. Upon request of Sublessor, Sublessee agrees to execute and deliver any and all documents, subordinating its rights under this sublease as aforesaid provided the same are drawn by Sublessor or Mortgagee or their attorneys at no cost to the Sublessee within five (5) days of receiving same.

Sublessee's subordination pursuant to the foregoing paragraph, shall be conditioned upon the obtaining from any mortgagee, holder of a deed of trust, ground or underlying Sublease or any method of financing of a subordination, non-disturbance and attornment agreement which may be on the standard form of the lender or other party providing financing.

         24.2 Sublessee shall give to any Mortgagee, by registered mail, a copy of any notice of default served upon the Sublessor, provided that prior to such notice Sublessee has been notified, in writing, (by way of Notice of Assignment of Rents and Subleases, or otherwise) of the address of such Mortgagees. In addition, if Sublessor shall have failed to cure such default within the time provided for in this sublease, then the Mortgagees shall have an additional thirty days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) , in which event this sublease shall not be terminated while such remedies are being so diligently pursued, provided interference with the Sublessee's business is not unreasonably extensive.

         24.3 Sublessee shall promptly execute a modification of this sublease incorporating therein any changes required by such Mortgagee or prospective Mortgagee provided, however, that Sublessee shall not be required to make any changes or amendments to the Term, Basic Annual Rent or Additional Rent, nor shall any modification affect the operation of Sublessee's business or increase any charge or expense to be incurred pursuant to the terms of this sublease or otherwise substantially affect Sublessee's right and privileges under this Sublease.

                                   ARTICLE 25
                              ESTOPPEL CERTIFICATES

         25.1 Sublessee shall, at any time and from time to time, upon request by Sublessor, execute and deliver to Sublessor a written certificate in recordable form within five (5) days of receiving same:

                    A.   Ratifying the provisions of this sublease;

                    B.   Stating the commencement and termination dates thereof;

                    C. Certifying that the sublease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated);

                    D. That all conditions under the sublease to be performed by Sublessor have been satisfied (or stating in detail those that have not been satisfied) ;

                    E. That there are no defenses or offsets against the enforcement of this sublease by the Sublessee (or stating in detail those claimed by Sublessee);

                    F. The amount of advance rental, if any, (or none if such is the case) paid by Sublessee;

                    G.   The date to which rental has been paid; and

                    H.   The amount of security deposited with Sublessor.

                    Such certificate shall be executed and delivered by
               Sublessee from time to time as may be requested by Sublessor. Sublessor's mortgage lenders and/or purchasers shall be entitled to rely upon the same.

                                   ARTICLE 26
                                   ATTORNMENT

         26.1 In the event of the sale or assignment of Sublessor's interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any Mortgage made by Sublessor covering the Demised Premises, Sublessee shall, upon the request of any person succeeding to the interest of the Sublessor as a result of the enforcement of any of the provisions of such Mortgage, automatically become the Sublessee of such successor in interest, without change in the terms or other provisions of this sublease, provided, however, that such successor in interest shall not be bound by:

                    A. Any payment of Rent, or Additional Rent, for more than one month in advance, except prepayments in the nature of security for the performance by Sublessee of its obligations under said sublease, and

                    B. Any amendment or modification of the sublease made without the consent of the mortgagee or such successor in interest if Sublessee has theretofore been requested by any Mortgagee not to modify this sublease without its consent. Upon request by said successor in interest, Sublessee shall execute and deliver an instrument or instruments confirming such attornment.

                                   ARTICLE 27
                                 QUIET ENJOYMENT

         27.1 Sublessor warrants that it, and no other person or corporation, has the right to sublease the premises hereby demised, and that Sublessee, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Premises, including any noise emanating from the ground floor tenants, nevertheless, to the terms of this sublease and to any mortgage, ground sublease or agreements to which this sublease is subordinated.


                                   ARTICLE 28
                                  FORCE MAJEURE

         28.1 Sublessor and Sublessee shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond the control of Sublessor or Sublessee which shall include, without limitation, all labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or any other acts of God.

                                   ARTICLE 29
                                   END OF TERM

         29.1 At the expiration of this sublease, Sublessee shall surrender the Demised Premises, "broom clean", in the same condition as it was in at the time of Sublessee's opening for business after Sublessor's construction thereof under this sublease, reasonable wear and tear and damage by casualty excepted, and shall deliver all keys and combinations to locks, safes and vaults to Sublessor. Before surrendering said premises, Sublessee shall remove all of its personal property and unattached movable trade fixtures. Sublessee shall not be obligated to remove any alterations, additions and decorations at any time made by the Sublessee in the Demised Premises but shall repair any damage caused by the removal of all or any of the aforesaid items. If Sublessor shall request that any alterations, additions, improvements, betterments or decorations in the Demised Premises, except trade fixtures installed by Sublessee, not be removed therefrom, the same shall, upon the end of the term of this sublease, be left in the Demised Premises and shall be deemed the property of Sublessor without any claim whatever by Sublessee with respect thereto. Sublessee's obligation as set forth in this Article, shall survive the end of the term of this sublease. If Sublessee fails to remove its personal property or trade fixtures upon the expiration of this sublease, the said property shall, at the option of Sublessor either:

                    A. Be deemed abandoned and shall become the property of Sublessor, or

                    B. Sublessor shall have the right to remove and store said property at the expense of Sublessee and hold Sublessee responsible for any and all charges and expenses incurred thereby.

                                   ARTICLE 30
                                  HOLDING OVER

         30.1 Any holding over after the expiration of the term or any renewal term shall be construed to be a tenancy from month-to-month at the Rent equal to one hundred fifty (150%) percent of the Basic Annual and Additional Rentals specified herein (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable. In the event

Sublessee shall sublet the Demised premises or any portion thereof and such Sublessee shall hold over after the expiration of the term, Sublessee shall remain liable under all of the terms, covenants and conditions of this sublease until the said Sublessee shall be removed from the Demised Premises and the Demised Premises be returned to Sublessor in the condition provided for in Article `31' hereof.

                                   ARTICLE 31
                                    NO WAIVER

         31.1 The failure of Sublessor or Sublessee to insist upon the strict performance of any provisions or to exercise any option or any rules and regulations shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Sublessor of rent with knowledge of the breach of any provision of this sublease shall not be deemed a waiver of such breach. No provision of this sublease shall be deemed to have been waived unless such waiver be in writing signed by Sublessor and Sublessee. No payment by Sublessee or receipt by Sublessor of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy provided in this sublease, and no waiver by Sublessor in respect to one Sublessee shall constitute a waiver in favor of any other Sublessee in the Building.

                                   ARTICLE 32
                                     NOTICES

         32.1 All notices, demands and requests under this Sublease shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested or by Federal Express or other regular recognized overnight carrier and addressed as follows:

               A. If to Sublessor:

                  33 Atlantic Avenue, LLC
                  50 Broadway Lynbrook, New York 11563
                  Att: Glenn Edwards

                  with a copy to

                  CERTILMAN BALIN ADLER & HYMAN, ESQS.
                  The Financial Center at Mitchel Field
                  90 Merrick Avenue
                  East Meadow, New York 11554
                  Attention: Wayne G. Edwards, Esq.

               B. If to Sublessee:

                  Mr. Steven Goldstein, Publisher
                  216 E. 2nd Street
                  Mineola, New York 11501
                  516-739-6400

                  with a copy to:

                  Levy Rosenweig & Hyman
                  11 E. 44th Street
                  New York, New York
                  Att:    Neal I. Gantcher, Esq.

         Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Sublessor or Sublessee in the manner aforesaid shall be deemed to have been served or given for all purposes under this Sublease at the time such notice, demand or request shall be received or returned by Post Office as having been "refused" or "undeliverable".

                                   ARTICLE 33
                                    RECORDING

         33.1 Sublessee shall not record this sublease or a memorandum thereof without the written consent of the Sublessor.

                                   ARTICLE 34
                                  SEVERABILITY

         34.1 If any provision of this sublease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this sublease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this sublease shall be valid and enforced to the fullest extent permitted by law.

                                   ARTICLE 35
                              BROKER'S COMMISSIONS

         35.1 Sublessee and Sublessor each warrants and represents to the other that they have dealt with no broker in connection with this transaction, and had no conversations or dealings with any broker except Becker Real Estate Services, Inc. and hereby indemnifies the other against any claims of any broker by reason of said broker having had any conversations or dealings with the Sublessee or Sublessor in connection with this transaction and agree to reimburse the other party for any damages the other party might sustain by reason of such claims including the other party's cost of defending any action in connection therewith and any reasonable legal fees of the other party in connection therewith. Sublessor shall pay the entire commission due to Becker Real Estate Services, Inc. in connection with this Sublease pursuant to separate agreement.

                                   ARTICLE 36
                            PROVISIONS BINDING, ETC.

         36.1 Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns. Each provision to be performed by Sublessee shall be construed to be both a covenant and a condition, and if there shall be more than one Sublessee, they shall all be bound, jointly and severally by these provisions. In the event of any sale of the land, building, or this sublease, Sublessor shall be entirely relieved of all obligations hereunder, provided Sublessor assumes all the terms and conditions of this Agreement.

                                   ARTICLE 37
                             ENTIRE AGREEMENT, ETC.

         37.1 This sublease and the Exhibits, Rider and/or Addenda it any attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this sublease shall be binding upon Sublessor or Sublessee unless reduced to writing and signed. Submission of this sublease for examination does not constitute an option for the Demised Premises and becomes effective as a sublease only upon execution and delivery thereof by Sublessor to Sublessee. Nothing contained in this sublease or any Exhibit or Rider attached hereto shall be construed, deemed or interpreted to be a warranty, representation or agreement on the part of Sublessor that any department or regional or national chain store or other merchant shall open or remain open for business or occupy or continue to occupy any premises in or adjoining the Building during the term of this sublease or any renewal or extension thereof. The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this sublease. Sublessor's rights of entry and reentry of the Demised Premises wherever used in this sublease shall not be limited to the technical legal meaning. Sublessor shall not add any new Rule or Regulation unless the same applies to all of the Sublessees in the Building.

         37.2 Sublessor or Sublessor's agents have made no representations or promises with respect to the Demised Premises or the Building except as expressly set forth herein and this Agreement contains the entire agreement between the parties and may not be changed, modified, discharged nor may any provision hereof be waived except in writing signed by both of the parties hereto.

         37.3 Sublessor makes no representation that the Sublessee's use is a permitted use under the zoning ordinances or laws applicable to the Demised Premises and if there are any laws or ordinances now in effect or hereafter prohibiting the use of the Demised Premises for the purposes set forth herein, or that any other Sublessee or group of Sublessees shall occupy the Building, this sublease shall not be affected thereby and shall continue in full force and effect for the full term without any diminution or abatement of rent.

         37.4 The taking of possession of the Demised Premises by Sublessee shall be conclusive evidence, as against Sublessee, that Sublessee accepts same "as is" and that said premises and the building of which the same form a part were in good and satisfactory condition at the time said possession was so taken, except for a written "punch list" of incomplete items to be performed by Sublessor and latent defects.

                                   ARTICLE 38
                              RULES AND REGULATIONS

         38.1 Sublessee shall comply with all of the Rules and Regulations set forth herein and other Rules and Regulations which may be promulgated by the Sublessor pursuant to subparagraph "N" of this Article `40' at all times during the term of this sublease and that any failure of the Sublessee to comply with said Rules and Regulations shall be deemed a material default hereunder.

               A. All deliveries of shipments of any kind to and from the Demised Premises, including loading and unloading of goods, shall be in such a manner so as not to block traffic in the parking lot.

               B. Garbage and refuse shall be placed in a compact dumpster specified by Sublessor and shall be placed at a location within or without the Demised Premises designated by Sublessor, for collection at the times specified by Sublessor from contractors, as may from time to time, be designated by Sublessor; Sublessee shall store soiled or dirty linen in approved fire rating organization containers.

               C. No radio, television, or sound system shall be installed in such manner as to be heard outside of the Demised Premises.

               D. Sublessee shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

               E. Sublessee shall not place, suffer or permit any obstructions or merchandise in the outside areas immediately adjoining the Demised Premises.

               F. Sublessee shall not use the public or Common Areas for business purposes nor shall Sublessee distribute advertising material in the Building outside of the Demised Premises.

               G. Plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.

               H. Sublessee shall not place, suffer or permit displays, or decorations on the sidewalk in front of the Demised Premises or on or upon any of the Common Areas.

               I. Sublessee agrees at all times to maintain the heating and air-conditioning equipment in the Demised Premises, by entering into an annual service contract with a licensed or recognized heating and air-conditioning contractor; selected by Sublessee and approved by Sublessor. Said contract must require regular inspections and maintenance of the entire systems so as to keep them in satisfactory operating condition.

               J. Sublessee shall not use, suffer or permit the use of any portion of the Demised Premises as living, sleeping or lodging quarters.

               K. Sublessor may amend or add new Rules and Regulations for the operation and care of the Demised Premises and the Building and the Common Areas and Sublessee shall abide by all such Rules and Regulations and comply therewith, whether or not any other Sublessee of the Building shall fail to comply therewith. All rules and regulations existing or added by Sublessor shall be reasonable, non-discriminatory, uniformly and equally enforced against all of the Sublessees of the Building.

                                   ARTICLE 39
                             LIMITATION OF LIABILITY

         39.1 Anything in this sublease to the contrary notwithstanding, Sublessee shall look solely to the estate and property of Sublessor in the land and buildings comprising the Building of which the Demised Premises are a part, or the proceeds therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Sublessor in the event of any default or breach by Sublessor with respect to any of the terms, covenants and conditions of this sublease to be observed and/or performed by Sublessor, and no other assets of Sublessor or any person or other entity comprising Sublessor, shall be subject to levy, execution or other procedures for the satisfaction of Sublessee's remedies.

                                   ARTICLE 40
                                 SATELLITE DISH

         40.1 Sublessor agrees that Sublessee may install, operate and maintain for its own use mounted satellite dish antennae and/or related communication equipment, e.g., fiber optic network, from time to time, upon the roof and/or exterior walls of the Demised Premises; provided, however, that (i) any penetrations to the roof shall be performed under the supervision of Sublessor's contractor, which supervision shall be made available in a timely manner and Sublessee shall reimburse Sublessor the reasonable cost of such supervision by Sublessor's contractor not to exceed Five Hundred Dollars ($500.00), and (ii) Sublessee shall be responsible for the repair of any damage to the roof, exterior walls or any other portion of the Demised Premises to the extent such damage is caused by the installation, maintenance, operation or removal of any such antennae and/or equipment; provided, however, that in no event shall Sublessee be responsible for the repair of any damage to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, representatives or contractors. Sublessee shall be responsible for antennae and equipment as if the same were inside the Demised Premises. Sublessor shall cooperate, at no out-of-pocket cost to Sublessor, with Sublessee in Sublessee's obtaining all necessary governmental permits and approvals for the Sublessee's installation and maintenance of Sublessor's satellite dish or antennae.

                                   ARTICLE 41
                            OPTION TO EXTEND THE TERM

         41.1

              A. Providing Sublessee is not in default beyond any applicable grace periods provided for herein either at the time of the exercise of this option or at the time of the commencement of the Extended Term, Sublessee shall have the right to extend the term of this sublease for one additional period of five years. Sublessee shall give notice of its exercise of this option to Sublessor not later than the first day of the last Sublease year of the original term, time being of the essence. In the event that Sublessee shall properly exercise this option and providing the conditions set forth above have been met,
Section 2.1 hereof shall be deemed amended to provide that the term of this Sublease shall end on the last day of the 12th sublease year or sooner pursuant to the other terms, covenants and conditions of this Sublease.

              B. The Basic Annual Rent to be paid by the Sublessee during the eighth year of the Sublease shall be $80,405.74, payable in equal monthly installments of $6,700.48.

              C. The Basic Annual Rent to be paid by the Sublessee during the ninth year of the Sublease shall be $84,426.03, payable in equal monthly installments of $7,035.50.

              D. The Basic Annual Rent to be paid by the Sublessee during the tenth year of the Sublease shall be $88,647.33, payable in equal monthly installments of $7,387.28.

              E. The Basic Annual Rent to be paid by the Sublessee during the 11th year of the Sublease shall be $93,079.69, payable in equal monthly installments of $7,756.64.

              F. The Basic Annual Rent to be paid by the Sublessee during the twelfth year of the Sublease shall be $97,733.68, payable in equal monthly installments of $8,144.47.

              G. All other terms, covenants and conditions of this sublease shall continue in force and effect during the extended term.

         41.2 Whenever in this Sublease the permission, consent or approval by Sublessor is required, such permission, consent or approval shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 42
                              ENVIRONMENTAL MATTERS

                                   (a) Sublessor represents and warrants that:

                         (i) the Building, including the Premises, complies in all respects with all applicable federal, state and local environmental, health and safety statutes regulations of every nature whatsoever (hereinafter referred to as "Environmental Laws");

                         (ii) no notices, complaints or orders of violation or
                              noncompliance of any nature whatsoever have been issued to Sublessor or any Sublessee of the Building, and no federal, state of local environmental investigation is pending or threatened, with regard to compliance of the Building with any Environmental Law;

                        (iii) the Property is not and has not been used to
                              generate, manufacture, refine, produce, store, handle, transfer, process or transport any hazardous or toxic substances or waste or any oil or pesticide; and

                         (iv) no underground storage tanks or surface
                              impoundments are located at the Property.


                                   (b) Sublessor, during the term of this
Sublease, (i)shall comply, and shall cause all Sublessees of space at the Building to comply, with all Environmental laws, (ii) shall not permit the Building to be used for generation, manufacture, refinement, production, storage, handling, transfer, processing or transportation of any hazardous or toxic substances or waste or any oil or pesticide, and shall not install or permit the installation on the Property of any underground storage tanks or surface impoundments.

                                   (c) Sublessor shall give to Sublessee
immediate notice of the occurrence of any of the following events: (i) the receipt of notice of the failure of the Property to comply with any Environmental Law in any manner whatsoever; (ii) the issuance to Sublessor or any Sublessee of space in the Building of any notice, complaint or order of violation or non-compliance of any nature whatsoever with regard to compliance of the Property with any Environmental Law; or (iii) any notice of a pending or threatened investigation of Sublessor's (or any Sublessee's) operations in the Building for compliance with the requirements of any Environmental Law.

                                   (d) Sublessor agrees to defend, indemnify and
hold harmless Sublessee and each and all of Sublessee's officers, directors, employees, attorneys and agents (collectively referred to as "Indemnitees") from and against any and all losses, liabilities (including, without limitation, strict liability) suites, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, fees and disbursements of counsel and consultants for such Indemnitees), which may be paid, incurred or suffered by, or asserted against, an Indemnitee by any person or entity or governmental agency and arising directly or indirectly out of or in connection with any Environmental Law. This paragraph (d) shall survive any foreclosure and sale of the Property any conveyance there of by deed in lieu of foreclosure and the expiration or other termination of this Sublease.

                                   (e) The warranties and obligations of
Sublessor, and the rights and remedies of Sublessee under this Section are in addition to and not in the limitation of any other warranties, obligations, rights and remedies provided in this Sublease or otherwise at law or in equity and shall survive the expiration or other termination of this Sublease.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              ALL METRO AIDS, INC.
                                 Sublessor

                              BY:   /s/
                                 -----------------------------------------



                              NASSAU COMMUNITY NEWSPAPERS, INC.
                                Sublessee

                              BY: /s/ Steven Goldstein
                                 -----------------------------------------
                                   STEVEN GOLDSTEIN

State of New York, County of__________________________ ) ss.:

         On the __________ day of _________________ in the year before me, the undersigned, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that_____________ executed the same in ______________ capacity, and that by signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

State of New York, County of ________________________) ss.:

         On the ___________ day of ___________ in the year ___________________
before me, the undersigned, personally appeared_____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that ___________________ executed the same in __________________ capacity, and that by signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                   EXHIBIT "A"

                                  Master Lease

                                   EXHIBIT "B"

                                    Premises